Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Pinpoint Recovery Solutions Corp., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission (the “Report”), Kevin Cappock, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 13, 2009

S/ KEVIN CAPPOCK
Kevin Cappock, Chief Executive Officer

[A signed original of this written statement required by Section 906 has been provided to Pinpoint Recovery Solutions Corp. and will be retained by Pinpoint Recovery Solutions Corp and furnished to the Securities and Exchange Commission or its staff upon request.]